SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 31, 2003

Date of Report (Date of earliest event reported)

CORAUTUS GENETICS INC.

(Exact Name Of Registration As Specified In Charter)

Delaware	0-27264	33-0687976
(State of	(Commission File No.)	(I.R.S. Employer
Incorporation)		Identification No.)

75 Fifth Street, Suite 313

Atlanta, Georgia 30308

(Address of principal executive offices, including zip code)

(404) 526-6200

(Registrant’s telephone number, including area code)

Item 5. Other Events.

On January 12, 2003, Corautus Genetics Inc. issued a news release, attached hereto as Exhibit 99.1, announcing that it had completed a $2,150,000 financial transaction through the sale of 541,690 shares of common stock to private investors.

On January 13, 2003, Corautus Genetics Inc. issued a news release, attached hereto as Exhibit 99.2, announcing that it had closed on $2,500,000 of the $15,000,000 convertible debt facility made available to the company by Boston Scientific Corporation under a loan agreement established between the companies in July 2003. The transaction with Boston Scientific Corporation, in addition to the $2,150,000 private investment, both closed December 31, 2003 and brings Corautus’ cash and short-term investment balances as of December 31, 2003 to approximately $8,900,000.

Item	7. Financial Statements and Exhibits

(c)

Exhibit Number	Description

99.1	Press Release dated January 12, 2004.

99.2	Press Release dated January 13, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registration has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corautus Genetics Inc.
Date: January 13, 2004	By: /s/ Jack W. Callicut Jack W. Callicutt Vice President—Finance and Administration, Chief Accounting Officer and Assistant Secretary